Exhibit 2.2

FIRST AMENDMENT TO PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AGREEMENT (this “Amendment”) is entered into as of February 24, 2026 (the “Amendment Effective Date”), by and among ContextLogic Holdings, LLC, a Delaware limited liability company (“Buyer”), US Salt Parent Holdings, LLC, a Delaware limited liability company (the “Company”), Emerald Lake Pearl Acquisition, L.P., a Delaware limited partnership (the “Seller Representative”), Abrams Capital Partners I, L.P., a Delaware limited partnership (“Abrams I”), Abrams Capital Partners II, L.P., a Delaware limited partnership (“Abrams II”), Riva Capital Partners V, L.P., a Delaware limited partnership (“Riva V”), and Riva Capital Partners VI, L.P.,  a Delaware limited partnership (“Riva VI” and together with Abrams I, Abrams II and Riva V, the “Abrams Investors”).

W I T N E S S E T H:

WHEREAS, the signatories hereto entered into that certain Purchase Agreement, dated as of December 8, 2025 (the “Original Agreement”), by and among Buyer, the Company, the Abrams Investors, ContextLogic Holdings Inc., a Delaware corporation, ContextLogic LLC, a Delaware limited liability company, Salt Management Aggregator, LLC, a Delaware limited liability company, Emerald Lake Pearl Acquisition GP, L.P., a Delaware limited partnership, Emerald Lake Pearl Acquisition-A, L.P., a Delaware limited partnership, Emerald Lake Pearl Acquisition Blocker, LLC, a Delaware limited liability company, Emerald Lake Pearl Acquisition, L.P., a Delaware limited partnership (solely in its capacity as a Seller Party), the investors set forth on Schedule II thereto, the Sellers Representative, and, solely for the purposes of Section 7.16 of the Original Agreement and, as it relates thereto, Article XV of the Original Agreement, BCP Special Opportunities Fund III Originations LP, a Delaware limited partnership;

WHEREAS, in accordance with Section 15.04 of the Original Agreement, the Original Agreement may be amended by a written instrument executed by Buyer, the Company, the Sellers Representative and the Abrams Investors.

WHEREAS, Buyer, the Company, the Sellers Representative and the Abrams Investors desire to amend the Original Agreement, as more fully set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants set forth in the Original Agreement and below, Buyer, the Company, the Sellers Representative and the Abrams Investors hereby agree as follows:

1.          Incorporation of Recitals; Definitions.  The foregoing recitals are incorporated into this Amendment as if fully set forth in this Section 1.  Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Original Agreement.

2.           Amendments.  The Original Agreement is hereby amended as follows:

a.    The Recitals are hereby deleted and replace in their entirety with the following:

WHEREAS, on the Closing Date prior to the Closing, certain of the Seller Parties and their Affiliates will consummate the transactions described in Exhibit A hereto (the “Pre-Closing Reorganization”);

WHEREAS, prior to the Closing, certain Buyer Parties and their Affiliates will consummate the transactions described in Exhibit B hereto (the “Buyer Pre-Closing Reorganization”);

WHEREAS, following the Pre-Closing Reorganization, as of immediately prior to the Internal Contribution and Exchange, (i) the Company will be collectively owned 100% by Emerald GP, Blocker, Emerald Fund, the Abrams Investors and the Management Investors, and (ii) Blocker will be wholly owned by Blocker Seller;

WHEREAS, Blocker desires to contribute all of the Company Units then held by it to Buyer in exchange for Class B Units, and Buyer desires to accept such contribution and issue Class B Units to Blocker in exchange therefor (the “Internal Contribution and Exchange”);

WHEREAS, immediately following the consummation of the Internal Contribution and Exchange, Blocker Seller desires to sell to Buyer Parent, and Buyer Parent desires to purchase from Blocker Seller, a portion of Blocker Seller’s membership interests in Blocker for cash consideration, on the terms and subject to the conditions set forth herein (the “Blocker Sale”);

WHEREAS, immediately following the consummation of the Blocker Sale, (i) Blocker Seller desires to contribute the remaining portion of its membership interests in Blocker to Buyer Parent in exchange for shares of Parent Stock, and Buyer Parent desires to accept such contribution and issue shares of Parent Stock to Blocker Seller in exchange therefor; (ii) (a) Emerald GP and Emerald Fund each desire to contribute a portion of their respective Company Units to Buyer in exchange for Class B Units, and Buyer desires to accept such contribution and issue such Class B Units to Emerald GP and Emerald Fund in exchange therefor, and (b) immediately thereafter, Emerald GP and Emerald Fund each desire to contribute such Class B Units to Buyer Parent in exchange for shares of Parent Stock and Buyer Parent desires to accept such contribution and issue shares of Parent Stock to Emerald GP and Emerald Fund in exchange therefor; and (iii) (a) each of the Abrams Investors desire to contribute a portion of its Company Units to Buyer in exchange for Class B Units, and Buyer desires to accept such contribution and issue shares of Class B Units to each of the Abrams Investors in exchange therefor, and (b) immediately thereafter, each of the Abrams Investors desire to contribute such Class B Units to Buyer Parent in exchange for shares of Parent Stock and Buyer Parent desires to accept such contribution and issue shares of Parent Stock to each of the Abrams Investors in exchange therefor, in each case, on the terms and subject to the conditions set forth herein (the transactions described in the foregoing clauses (i)-(iii), the “Parent Contribution and Exchange”);

WHEREAS, immediately following the consummation of the Parent Contribution and Exchange, (i) the Management Investors identified on Schedule 1.04 desire to contribute a portion of their Company Units to Buyer in exchange for Class A Units, and Buyer desires to accept such contribution and issue Class A Units to such Management Investors in exchange therefor; (ii) Emerald GP desires to contribute a portion of the Company Units then held by it to Buyer in exchange for Class A Units, and Buyer desires to accept such contribution and issue Class A Units to Emerald GP in exchange therefor; (iii) the Abrams Investors (together with the Management Investors identified on Schedule 1.04 and Emerald GP, the “Rollover Sellers”) desire to contribute a portion of the Company Units then held by them to Buyer in exchange for Class A Units, and Buyer desires to accept such contribution and issue Class A Units to the Abrams Investors in exchange therefor, in each case, on the terms and subject to the conditions set forth herein (the transactions described in the foregoing clauses (i)-(iii), the “Buyer Rollover”);

WHEREAS, immediately following the consummation of the Buyer Rollover, Emerald GP, Emerald Fund, each of the Abrams Investors and each of the Management Investors (collectively, the “Cash Sellers”) desires to sell to Buyer, and Buyer desires to purchase from each such Person, all of the Company Units then held by such Person for cash consideration, on the terms and subject to the conditions set forth herein (the “Company Sale” and, together with the Parent Contribution and Exchange, the Blocker Sale, the Internal Contribution and Exchange and the Buyer Rollover, collectively, the “Sale Transactions”);

WHEREAS, the board of managers (or the equivalent governing body) of each of Buyer, Buyer Midco, Buyer Parent and the Company has each approved the entry into this Agreement by such Party; and

WHEREAS, each Seller Party that is not a natural person has received or obtained the approval of such Seller Party’s general partner, managing member or equivalent governing body to enter into this Agreement.

b.    Section 1.01 of the Original Agreement is hereby deleted and replaced in its entirety with the following:

“1.01     Internal Contribution and Exchange.

(a)          Transaction. Subject to and upon the terms and conditions of this Agreement, at the Closing, immediately prior to the consummation of the Blocker Sale, Blocker shall (and at the Closing hereby does, automatically and without the need for any further action or documentation) contribute to Buyer, free and clear of all Liens (other than restrictions on transfer arising under applicable securities laws), and Buyer shall (and at the Closing hereby does) accept, all of the Company Units then held by Blocker, and, in exchange therefor, Buyer shall (and at such time hereby does) issue the Class B Units identified on the Allocation Schedule with respect to the Internal Contribution and Exchange, which such Class B Units have a fair market value equal to the value of the Company Units held by Blocker (based on the Estimated Closing Consideration (but without reduction for the Rollover Value, the Adjustment Escrow Amount or the Expense Fund)) to Blocker.

(b)         Closing. The closing of the Internal Contribution and Exchange (the “Internal Contribution and Exchange Closing”) shall take place on the Closing Date immediately prior to consummation of the Blocker Sale.”

c.    Section 1.02 of the Original Agreement is hereby deleted and replaced in its entirety with the following:

“1.02     Blocker Sale.

(a)         Transactions. Subject to and upon the terms and conditions of this Agreement, at the Closing, immediately following the Internal Contribution and Exchange Closing, and immediately prior to the consummation of the Parent Contribution and Exchange, Blocker Seller shall (and at the Closing hereby does, automatically and without the need for any further action or documentation) sell to Buyer Parent, and Buyer Parent shall (and at the Closing hereby does) purchase from Blocker Seller, the membership interests in Blocker identified on the Allocation Schedule with respect to the Blocker Sale, free and clear of all Liens (other than restrictions on transfer arising under applicable securities laws).

(b)           Closing. The closing of the Blocker Sale (the “Blocker Sale Closing”) shall take place on the Closing Date immediately following the Internal Contribution and Exchange Closing and immediately prior to the consummation of the Parent Contribution and Exchange.

(c)         Consideration. In consideration for the membership interests of Blocker sold to Buyer Parent by Blocker Seller pursuant to Section 1.02(a), Buyer Parent shall pay to Blocker Seller at the Closing an amount in cash equal to the Blocker Closing Consideration.”

d.    Section 1.03 of the Original Agreement is hereby deleted and replaced in its entirety with the following:

“1.03     Parent Contribution and Exchange.

(a)          Transactions; Consideration. Subject to and upon the terms and conditions of this Agreement, at the Closing, immediately following the Blocker Sale Closing, and immediately prior to the consummation of the Buyer Rollover:

(i)           Blocker Seller shall (and at the Closing hereby does, automatically and without the need for any further action or documentation) contribute to Buyer Parent, free and clear of all Liens (other than restrictions on transfer arising under applicable securities laws), and Buyer Parent shall (and at the Closing hereby does) accept, the membership interests of Blocker identified on the Allocation Schedule with respect to the Parent Contribution and Exchange, and, in exchange therefor, Buyer Parent shall (and at the Closing hereby does) issue the Parent Stock identified on the Allocation Schedule with respect to the Parent Contribution and Exchange to Blocker Seller;

(ii)         (A) Emerald GP shall (and at the Closing hereby does, automatically and without the need for any further action or documentation) contribute to Buyer, free and clear of all Liens (other than restrictions on transfer arising under applicable securities laws), and Buyer shall (and at the Closing hereby does) accept, the Company Units then held by Emerald GP identified on the Allocation Schedule with respect to the Parent Contribution and Exchange, and, in exchange therefor, Buyer shall (and at the Closing hereby does) issue the Class B Units identified on the Allocation Schedule with respect to the Parent Contribution and Exchange to Emerald GP, and (B) immediately thereafter, Emerald GP shall (and at the Closing hereby does, automatically and without the need for any further action or documentation) contribute to Buyer Parent, free and clear of all Liens (other than restrictions on transfer arising under applicable securities laws), and Buyer Parent shall (and at the Closing hereby does) accept, the Class B Units then held by Emerald GP identified on the Allocation Schedule with respect to the Parent Contribution and Exchange, and, in exchange therefor, Buyer Parent shall (and at the Closing hereby does) issue the Parent Stock identified on the Allocation Schedule with respect to the Parent Contribution and Exchange to Emerald GP;

(iii)         (A) Emerald Fund shall (and at the Closing hereby does, automatically and without the need for any further action or documentation) contribute to Buyer, free and clear of all Liens (other than restrictions on transfer arising under applicable securities laws), and Buyer shall (and at the Closing hereby does) accept, the Company Units then held by Emerald Fund identified on the Allocation Schedule with respect to the Parent Contribution and Exchange, and, in exchange therefor, Buyer shall (and at the Closing hereby does) issue the Class B Units identified on the Allocation Schedule with respect to the Parent Contribution and Exchange to Emerald Fund, and (B) immediately thereafter, Emerald Fund shall (and at the Closing hereby does, automatically and without the need for any further action or documentation) contribute to Buyer Parent, free and clear of all Liens (other than restrictions on transfer arising under applicable securities laws), and Buyer Parent shall (and at the Closing hereby does) accept, the Class B Units then held by Emerald Fund identified on the Allocation Schedule with respect to the Parent Contribution and Exchange, and, in exchange therefor, Buyer Parent shall (and at the Closing hereby does) issue the Parent Stock identified on the Allocation Schedule with respect to the Parent Contribution and Exchange to Emerald Fund; and

(iv)         (A) each of the Abrams Investors shall (and at the Closing hereby does, automatically and without the need for any further action or documentation) contribute to Buyer, free and clear of all Liens (other than restrictions on transfer arising under applicable securities laws), and Buyer shall (and at the Closing hereby does) accept, the Company Units then held by such Abrams Investor identified on the Allocation Schedule with respect to the Parent Contribution and Exchange, and, in exchange therefor, Buyer shall (and at the Closing hereby does) issue the Class B Units identified on the Allocation Schedule with respect to the Parent Contribution and Exchange to each of the Abrams Investors, and (B) immediately thereafter, each of the Abrams Investors shall (and at the Closing hereby does, automatically and without the need for any further action or documentation) contribute to Buyer Parent, free and clear of all Liens (other than restrictions on transfer arising under applicable securities laws), and Buyer Parent shall (and at the Closing hereby does) accept, the Class B Units then held by such Abrams Investor identified on the Allocation Schedule with respect to the Parent Contribution and Exchange, and, in exchange therefor, Buyer Parent shall (and at the Closing hereby does) issue the Parent Stock identified on the Allocation Schedule with respect to the Parent Contribution and Exchange to each of the Abrams Investors.

(b)         Closing. The closing of the Parent Contribution and Exchange (the “Parent Contribution and Exchange Closing”) shall take place on the Closing Date immediately following the Blocker Sale Closing and immediately prior to the consummation of the Buyer Rollover.”

e.    Section 1.04 of the Original Agreement is hereby deleted and replaced in its entirety with the following:

“1.04     Buyer Rollover.

(a)          Transactions; Consideration. Subject to and upon the terms and conditions of this Agreement, at the Closing, immediately following the Parent Contribution and Exchange Closing and immediately prior to the consummation of the Company Sale:

(i)            each of the Management Investors identified on Schedule 1.04 shall (and at the Closing hereby does, automatically and without the need for further action or documentation) contribute to Buyer, free and clear of all Liens (other than restrictions on transfer arising under applicable securities laws), and Buyer shall (and at the Closing hereby does) accept, the Company Units then held by such Management Investor identified on the Allocation Schedule with respect to the Buyer Rollover, and, in exchange therefor, Buyer shall (and at the Closing hereby does) issue the Class A Units identified on the Allocation Schedule with respect to the Buyer Rollover to such Management Investor;

(ii)          Emerald GP shall (and at the Closing hereby does, automatically and without the need for any further action or documentation) contribute to Buyer, free and clear of all Liens (other than restrictions on transfer arising under applicable securities laws), and Buyer shall (and at the Closing hereby does) accept, the Company Units then held by Emerald GP identified on the Allocation Schedule with respect to the Buyer Rollover, and, in exchange therefor, Buyer shall (and at the Closing hereby does) issue the Class A Units identified on the Allocation Schedule with respect to the Buyer Rollover to Emerald GP; and

(iii)        each of the Abrams Investors shall (and at the Closing hereby does, automatically and without the need for any further action or documentation) contribute to Buyer, free and clear of all Liens (other than restrictions on transfer arising under applicable securities laws), and Buyer shall (and at the Closing hereby does) accept, the Company Units then held by such Abrams Investor identified on the Allocation Schedule with respect to the Buyer Rollover, and, in exchange therefor, Buyer shall (and at the Closing hereby does) issue the Class A Units identified on the Allocation Schedule with respect to the Buyer Rollover to each Abrams Investor.

(b)          Closing. The closing of the Buyer Rollover (the “Buyer Rollover Closing”) shall take place on the Closing Date immediately following the Parent Contribution and Exchange Closing and immediately prior to consummation of the Internal Contribution and Exchange.”

f.     Section 1.05 of the Original Agreement is hereby deleted and replaced in its entirety with the following:

“1.05     Company Sale.

(a)         Transactions. Subject to and upon the terms and conditions of this Agreement, at the Closing, immediately following the Buyer Rollover Closing, each of Emerald GP, Emerald Fund, each of the Abrams Investors and each of the Management Investors shall (and at the Closing hereby does) sell to Buyer, and Buyer shall (and at the Closing hereby does) purchase from each such Person, all of the Company Units then held by such Person, free and clear of all Liens (other than restrictions on transfer arising under applicable securities laws).

(b)         Closing. The closing of the Company Sale shall take place on the Closing Date immediately following the Buyer Rollover Closing.

(c)         Consideration. In consideration for the Company Units sold to Buyer by Emerald GP, Emerald Fund, the Abrams Investors and the Management Investors pursuant to Section 1.05(a), Buyer shall pay to the Sellers Representative, for further distribution to Emerald GP, Emerald Fund, the Abrams Investors and the Management Investors in accordance with the Allocation Schedule, at the Closing, in the aggregate, an amount in cash equal to the Estimated Closing Consideration less the Blocker Closing Consideration.”

g.    Section 3.05(a) of the Original Agreement is hereby deleted and replaced in its entirety with the following:

“(a)       Estimated Closing Consideration. Not less than three (3) Business Days prior to the Closing Date, (i) the Company shall deliver to Buyer and Buyer Parent a written statement (the “Estimated Closing Statement”) setting forth (x) the Company’s good faith estimate (in reasonable detail and prepared in accordance with Section 3.06(a)) of (A) the Cash Amount, (B) the outstanding amount of all Debt as of immediately prior to the Closing, (C) the Transaction Expenses, and (D) Working Capital and the resulting Working Capital Surplus, if any, or Working Capital Deficit, if any, and (y) based on such estimates, a calculation of the estimated Closing Consideration (the “Estimated Closing Consideration”); and (ii) the Sellers Representative shall deliver to Buyer the Allocation Schedule, which shall set forth, among other items indicated in the definition thereof, based on the Estimated Closing Consideration and Schedule 3.05(a)(i), (A) the Class B Units to be issued to Blocker in the Internal Contribution and Exchange and the amounts payable at the Closing to Blocker Seller in respect of the Blocker Sale (the “Blocker Closing Consideration”), (B)  the amounts payable at the Closing to each Cash Seller in respect of the Company Sale, (C) the allocation of the Rollover Value among the Rollover Sellers, and (D) the Class B Units and the shares of Parent Stock to be issued to each Rollover Seller in the Parent Contribution and Exchange and/or the Class A Units to be issued to each Rollover Seller in the Buyer Rollover. The Estimated Closing Statement shall be prepared in accordance with the definitions in this Agreement (including Accounting Principles, as applicable). None of the Buyer Parties or the Escrow Agent shall be responsible for the calculations or the determinations regarding such calculations in the Allocation Schedule or liable for any losses to any Person, including any holders of Company Units, for any inaccuracy, error or omission in the Allocation Schedule, or for making any payment (including in the form of equity consideration) hereunder in reliance thereon.  The Buyer Parties shall be entitled to conclusively rely on the Allocation Schedule and the information contained therein in making payments (including the issuance of any equity consideration) pursuant to this Agreement, and no Seller Party may make any claim, and by executing this Agreement, each Seller Party hereby irrevocably waives, on behalf of itself and its Affiliates, any right to make any claim against any Buyer Party or any of their Affiliates (including following the Closing, the Company) for any errors in the calculations or payment instructions contained in the Allocation Schedule or the making of any payments (including the  issuance of any equity consideration) by the Buyer Parties at the Closing in the amounts set forth in the Allocation Schedule. After delivery of the Estimated Closing Statement, the Company will consider in good faith any revisions to the calculations set forth in the Estimated Closing Statement reasonably proposed by Buyer in writing at least one Business Day prior to the Closing Date and the Company may re-issue the Estimated Closing Statement (and if it does so, the Sellers Representative shall re-issue the Allocation Schedule) based thereon; provided that in no event shall the Company be required to do so or shall the Closing be postponed or otherwise delayed in the event that the Company in good faith elects not to make any revisions proposed by Buyer to the Estimated Closing Statement. Upon the finalization of the Estimated Closing Statement, and in any event prior to the Closing, the Company shall deliver to Buyer and Buyer Parent a written statement setting forth the issued and outstanding Equity Interests of the Company (including the record holder of each such Equity Interest) after giving effect to the Pre-Closing Reorganization and as of immediately prior to the Closing (the “Closing Capitalization Statement”).

h.   Section 9.05(f) of the Original Agreement is hereby deleted and replaced in its entirety with the following:

“(f)       (i) each of clauses (ii)(a) and (iii)(a) of the Parent Contribution and Exchange are tax-deferred transactions under Sections 721(a) of the Code and (ii) each of clauses (i), (ii)(b) and (iii)(b) of the Parent Contribution and Exchange is either (x) a taxable transaction under Section 1001 of the Code or (y) a tax-deferred contribution under Section 351 of the Code, and such determination will depend on the outcome of the Rights Offering (and, in particular, whether the Parent Contribution and Exchange, the Rights Offering and the Equity Financing (if any) to Buyer Parent constitutes an integrated transaction in which the applicable transferors are in “control” of Buyer Parent within the meaning of Section 351 of the Code and the Treasury Regulations thereunder), as reasonably determined by Ernst & Young, LLP (“E&Y”) or such other nationally recognized accounting firm mutually agreed by the Abrams Investor and the Buyer Parties;”

i.    The defined term “Allocation Schedule” in the Original Agreement is hereby deleted and replaced in its entirety with the following:

“Allocation Schedule” means a spreadsheet setting forth the allocation of the Closing Consideration (or the Estimated Closing Consideration) and the Rollover Value among the Seller Parties in accordance with allocation methodologies set forth on Schedule 3.05(a) and providing, for each applicable Seller Party, the Class B Units to be issued to such Seller Party with respect to the Internal Contribution and Exchange and/or the Class B Units and the shares of Parent Stock to be issued to such Seller Party in the Parent Contribution and Exchange and/or the Class A Units to be issued to such Seller Party in the Buyer Rollover.

j.   Schedule 1.03 of the Original Agreement is hereby renumbered as Schedule 1.04, and all references to “Schedule 1.03” in the Original Agreement shall be deemed to refer to “Schedule 1.04.”

k.   Schedule 3.05(a)(i) of the Original Agreement is hereby deleted and replaced in its entirety with the revised Schedule 3.05(a)(i) attached hereto as Exhibit A. From and after the Amendment Effective Date, all references in the Original Agreement to “Schedule 3.05(a)(i)” shall be deemed to refer to the Schedule 3.05(a)(i) attached hereto as Exhibit A.

3.          Ratification.  Except as expressly modified hereby, the Original Agreement shall remain in full force and effect, and as modified hereby, the Original Agreement is ratified and confirmed in all respects.  All references in the Original Agreement to “this Agreement” shall be deemed to mean the Original Agreement, as modified by this Amendment.

4.          Miscellaneous.  The provisions of Section 4.02, 5.02, 6.02, 15,04, 15.07, 15.08 and 15.06 of the Original Agreement shall be deemed incorporated herein by reference and shall be applicable to this Amendment mutatis mutandis.  This Amendment shall be binding upon, and inure to the benefit of the Parties, their respective legal representatives, successors and assigns.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Amendment Effective Date.

BUYER:
CONTEXTLOGIC HOLDINGS, LLC

By:	ContextLogic LLC, its Managing Member

By:	ContextLogic Holdings Inc., its Managing Member

By:	/s/ Mark Ward
Name:	Mark Ward
Title:	President

[Signature Page to First Amendment to Purchase Agreement]

COMPANY:

US SALT PARENT HOLDINGS, LLC

By:	/s/ Dan Lukas
Name:	Dan Lukas
Title:	President

[Signature Page to First Amendment to Purchase Agreement]

SELLERS REPRESENTATIVE:

EMERALD LAKE PEARL ACQUISITION, L.P.

By:	Emerald Lake Pearl Acquisition GP, L.P.
Its:	General Partner

By:	Emerald Lake Pearl Acquisition UGP, LLC
Its:	General Partner

By:	/s/ Daniel Lukas
Name:	Daniel Lukas
Title:	Managing Member

[Signature Page to First Amendment to Purchase Agreement]

ABRAMS INVESTORS:

RIVA CAPITAL PARTNERS VI, L.P.

By:	Abrams Capital Management, L.P.
Its:	Investment manager

By:	Abrams Capital Management, LLC
Its:	General partner

By:	/s/ David Abrams
Name:	David Abrams
Title:	Managing Member

RIVA CAPITAL PARTNERS V, L.P.

By:	Abrams Capital Management, L.P.
Its:	Investment manager

By:	Abrams Capital Management, LLC
Its:	General partner

By:	/s/ David Abrams
Name:	David Abrams
Title:	Managing Member

ABRAMS CAPITAL PARTNERS I, L.P.

By:	Abrams Capital Management, L.P.
Its:	Investment manager

By:	Abrams Capital Management, LLC
Its:	General partner

By:	/s/ David Abrams
Name:	David Abrams
Title:	Managing Member

[Signature Page to First Amendment to Purchase Agreement]

ABRAMS CAPITAL PARTNERS II, L.P.

By:	Abrams Capital Management, L.P.
Its:	Investment manager

By:	Abrams Capital Management, LLC
Its:	General partner

By:	/s/ David Abrams
Name:	David Abrams
Title:	Managing Member

[Signature Page to First Amendment to Purchase Agreement]

Exhibit A

Schedule 3.05(a)(i)

[See attached.]